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                                                                    EXHIBIT 99.1

ALTERNATIVE RESOURCES CORPORATION CLOSES ON ITS SENIOR AND SUBORDINATED CREDIT FACILITIES, REDEEMS SHAREHOLDERS RIGHTS PLAN

BARRINGTON, Ill., Jan. 31 /PRNewswire-FirstCall/ -- Alternative Resources Corporation (ARC) (OTC Bulletin Board: ALRC - NEWS) a leading provider of information technology services, today announced that it has closed on its long term financing arrangements which includes both senior and subordinated agreements.

The Company has entered into a Senior Secured Revolving Credit facility with Fleet Capital Corporation, which will provide for up to $30 million of revolving credit based on the Company's available collateral base. The credit facility has a three year term and bears interest at LIBOR plus 3.25% or the banks' base rate plus 1.00%. The initial proceeds of this facility and the subordinated debt issuance discussed below will be utilized to repay the Company's existing credit facility. The Company expects to have sufficient excess availability to meet its cash requirements and to grow the business.

The Company has also entered into a Securities Purchase Agreement with Wynnchurch Capital Partners, a private equity company, pursuant to which the Company sold to Wynnchurch $10 million of 15% Senior Subordinated Convertible Notes due January 31, 2009. These notes are convertible into common stock of the Company at a conversion price of $2.50 per share. At the Company's election, one half of the interest may be deferred during the first four years subject to certain conditions. In conjunction with the sale of these notes, the Company issued 10,000,000 warrants to purchase shares of the Company's common stock at $.55 and an additional 1,000,000 warrants to purchase its common stock at $.73, the latter of which are not exercisable for one year and expire on the occurrence of certain events. Wynnchurch Capital Partners is entitled to have two designees appointed to the Company's seven person board, with a right, upon request, to have the board increased by two, and appoint two additional directors.

Mr. Raymond R. Hipp, Chairman and Chief Executive Officer commented, "I am extremely pleased to have closed on these new financing arrangements. We have partnered with two outstanding companies that will be able to provide access to substantial financial resources. Fleet Capital Corporation, a member of the FleetBoston Financial group of companies, is one of the largest financial institutions in the United States and with its breadth of financial services will provide us with many financing options as the Company executes its growth strategy." "We have been working with Wynnchurch for over a year and believe that they will make an excellent partner," noted Mr. Hipp. "Wynnchurch understands our business and our industry and is committed to working with the Company to grow its business and use the infrastructure, systems and processes we have built. I am also very enthusiastic about getting the company refinanced so that all of our energies can be focused on building and growing ARC. I believe our Company and the industry have seen their darkest days and that going forward, there is reason to be optimistic."

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Mr. John A. Hatherly, Managing Partner of Wynnchurch Capital stated, "ARC represents a unique investment opportunity based on its highly scalable business model and its leading quality position. ARC has managed through a difficult environment in which the staffing industry has seen significant declines. During this period ARC has reorganized its business model and significantly improved its operating efficiencies. As a result, we believe ARC is well positioned to benefit from the continued outsourcing trend in corporate America." In conjunction with the Wynnchurch transaction, the Company announced that its Board of Directors had redeemed all of the rights issued under its stockholder rights plan, effective immediately. Each share of the Company's common stock carries with it one right to purchase a fraction of a share of the Company's preferred stock in certain circumstances described in the stockholder rights plan. The rights are currently attached to, and cannot be separated from, shares of the Company's common stock.

Stockholders of record at the close of business today, January 31, 2002 will receive a redemption payment of $.01 per right. The redemption payment will be mailed to stockholders on or about February 9, 2002.

The Company is advised that the redemption payment is likely to be treated as a dividend for federal income tax purposes. However, holders of the rights should consult their own tax advisors as to the appropriate tax treatment under federal, state and local laws.

About Fleet Capital
Fleet Capital Corporation, with more than 20 offices located throughout the United States and approximately $16 billion in committed lines of credit, provides secured financing and other financial services to domestic middle-market companies and their foreign subsidiaries. Fleet Capital is a subsidiary of FleetBoston Financial Corporation, the nation's seventh largest diversified financial holding company with more than $200 billion in assets. FleetBoston Financial offers a comprehensive array of innovative financial solutions to 20 million customers in some 20 countries. FleetBoston Financial is headquartered in Boston and listed on the New York Stock Exchange (NYSE: FBF - NEWS) and the Boston Stock Exchange (BSE: FBF - NEWS). For more information about Fleet Capital, visit its Web site at www.fleetcaptial.com.

About Wynnchurch
Wynnchurch Capital is a privately owned investment management firm managing a variety of private equity funds with capital under management in excess of $200 million. Wynnchurch specializes in management buyouts, recapitalizations, restructurings, acquisitions and growth capital investments. Wynnchurch seeks to partner with middle market companies in the Midwestern United States and Canada that have outstanding management teams and the potential for substantial growth. Wynnchurch is headquartered in Chicago, Illinois. For more information about Wynnchurch Capital, visit its Web site at www.wynnchurch.com.

About ARC
ARC is a leading provider of information technology management and staffing services. The company has developed a significant, high quality business in the IT staffing industry with an emphasis on Help Desk, Desktop Support and Technology Deployment Service offerings. The company also has a consulting practice that supports those service offerings. The company

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operates through 41 field offices and with approximately 80 personnel in field sales, supported by 55 recruiters and its unique organization of over 50 client support managers. The company serves Fortune 1000 and mid-sized clients throughout the US and Canada.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements, including, but not limited to attract and retain qualified technology professionals, to initiate and develop client relationships, to identify and respond to trends in information technology, to gain market acceptance of service offerings, to complete cost reductions and competitive influences as well as other risks described from time to time in the company's filings with the Securities and Exchange Commission. Although the company has used its best efforts to be accurate in making those forward-looking statements, there can be no assurance that the assumptions made by management will materialize. In addition, the information set forth in the company's Form 10-K for the fiscal year ended December 31, 2000, describes certain additional risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. The company undertakes no obligation to publicly revise or update the forward looking statements to reflect new information, subsequent events or otherwise. The above statements are based exclusively on current expectations and do not include the potential impact of any business combinations or divestitures that may be completed after the date of this release.